Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated March 10, 2006 (September 12, 2006 and January 11, 2007 as to the effect of the discontinued operations described in Note 9 and the subsequent events described in Note 11), relating to the consolidated financial statements and financial statement schedule of Newkirk Realty Trust, Inc. and The Newkirk Master Limited Partnership appearing in the Current Report on Form 8-K/A of Lexington Realty Trust dated February 7, 2007:

Registration Statement No. 333-136541 on Form S-3

Registration Statement No. 333-138774 on Form S-3

Registration Statement No. 333-140073 on Form S-3

Registration Statement No. 333-131347 on Form S-3

Registration Statement No. 333-121708 on Form S-3

Registration Statement No. 333-113508 on Form S-3

Registration Statement No. 333-109393 on Form S-3

Registration Statement No. 333-103140 on Form S-3

Registration Statement No. 333-102307 on Form S-3

Registration Statement No. 333-90932 on Form S-3

Registration Statement No. 333-71998 on Form S-3

Registration Statement No. 333-92609 on Form S-3

Registration Statement No. 333-85631 on Form S-3

Registration Statement No. 333-76709 on Form S-3

Registration Statement No. 333-70217 on Form S-3

Registration Statement No. 333-57853 on Form S-3

Registration Statement No. 333-137296 on Form S-4

Registration Statement No. 333-139743 on Form S-4

Registration Statement No. 333-102232 on Form S-8

Registration Statement No. 333-85625 on Form S-8

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 7, 2006